                                    EXHIBIT 99.1
LendingClub Reports First Quarter 2024 Results
Strong Originations and Credit Performance Drives 12th Consecutive Quarter of GAAP Profitability

SAN FRANCISCO – April 30, 2024 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the first quarter ended March 31, 2024.

“We’re pleased to have started 2024 with another strong quarter, executing well against the factors we can control,” said Scott Sanborn, LendingClub CEO. “Our operating discipline, strong credit performance, and continued innovation are resulting in a sustainable operating rhythm that is delivering real value to our members and has us well positioned to seize the historic opportunity in front of us.”

First Quarter 2024 Results
Balance Sheet:
•Total assets of $9.2 billion compared to $8.8 billion in the prior quarter, primarily reflecting growth in securities related to the structured certificate program.
•Deposits of $7.5 billion compared to $7.3 billion in the prior quarter, primarily due to an increase in high yield savings and certificates of deposit, partially offset by a decrease in brokered deposits.
◦FDIC-insured deposits represent approximately 87% of total deposits.
•Securities available for sale of $2.2 billion, compared to $1.6 billion in the prior quarter, primarily reflecting growth in the structured certificate program.
•Whole loans held on the balance sheet, which consists of loans and leases held for investment and loans held for sale, remained flat at $5.2 billion compared to the prior quarter, as the company increased loan retention and repurchased a portfolio of LendingClub-originated loans, largely offsetting amortization of the existing portfolio.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.5% and consolidated Common Equity Tier 1 capital ratio of 17.6%.
•Book value per common share increased to $11.40, compared to $11.34 in the prior quarter.
•Tangible book value per common share increased to $10.61, compared to $10.54 in the prior quarter.

Financial Performance:
•Loan originations of $1.6 billion, comparable to the prior quarter driven by promising initial results from new borrower initiatives, offsetting typical seasonal pressures.
•Total net revenue of $180.7 million, compared to $185.6 million in the prior quarter, driven by:
◦Marketplace revenue of $55.9 million, compared to $52.2 million in the prior quarter, primarily reflecting improved loan pricing of marketplace loans.
◦Net interest income of $122.9 million, compared to $131.5 million in the prior quarter, reflecting a shift in asset mix from held for investment loans to senior securities and higher deposit funding costs.
•Provision for credit losses of $31.9 million, compared to $41.9 million in the prior quarter due to lower incremental provision on seasoned vintages.
•Net income increased to $12.3 million, with diluted EPS of $0.11, compared to $10.2 million, or diluted EPS of $0.09, in the prior quarter. Net income was driven by strong execution, better-than-expected benchmark rates supporting loan sales pricing, and continued expense management combined with delays in expected expense increases.
•Pre-provision net revenue (PPNR) of $48.5 million, compared to $55.6 million in the prior quarter.

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Total net revenue	$180.7	$185.6	$245.7
Non-interest expense	132.2	130.0	157.3
Pre-provision net revenue (1)	48.5	55.6	88.4
Provision for credit losses	31.9	41.9	70.6
Income before income tax expense	16.5	13.7	17.8
Income tax expense	(4.3)	(3.5)	(4.1)
Net income	$12.3	$10.2	$13.7
Diluted EPS	$0.11	$0.09	$0.13
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Second Quarter 2024
Loan Originations	$1.6B to $1.8B
Pre-Provision Net Revenue (PPNR)	$30M to $40M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on more than 150 billion cells of data and over $90 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.9 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub first quarter 2024 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, April 30, 2024. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 904235, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until May 7, 2024, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 972670. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue is an important measure because it reflects the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 13 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing borrowers and platform investors; competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$57,800	$54,129	$63,844	$85,818	$98,990	7%	(42)%
Net interest income	122,888	131,477	137,005	146,652	146,704	(7)%	(16)%
Total net revenue	180,688	185,606	200,849	232,470	245,694	(3)%	(26)%
Non-interest expense	132,233	130,015	128,035	151,079	157,308	2%	(16)%
Pre-provision net revenue(1)	48,455	55,591	72,814	81,391	88,386	(13)%	(45)%
Provision for credit losses	31,927	41,907	64,479	66,595	70,584	(24)%	(55)%
Income before income tax expense	16,528	13,684	8,335	14,796	17,802	21%	(7)%
Income tax expense	(4,278)	(3,529)	(3,327)	(4,686)	(4,136)	21%	3%
Net income	$12,250	$10,155	$5,008	$10,110	$13,666	21%	(10)%

Basic EPS	$0.11	$0.09	$0.05	$0.09	$0.13	22%	(15)%
Diluted EPS	$0.11	$0.09	$0.05	$0.09	$0.13	22%	(15)%

LendingClub Corporation Performance Metrics:
Net interest margin	5.8%	6.4%	6.9%	7.1%	7.5%
Efficiency ratio(2)	73.2%	70.0%	63.7%	65.0%	64.0%
Return on average equity (ROE)(3)	3.9%	3.3%	1.7%	3.4%	4.6%
Return on average total assets (ROA)(4)	0.5%	0.5%	0.2%	0.5%	0.7%
Marketing expense as a % of loan originations	1.47%	1.44%	1.30%	1.19%	1.18%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	17.6%	17.9%	16.9%	16.1%	15.6%
Tier 1 leverage ratio	12.5%	12.9%	13.2%	12.4%	12.8%
Book value per common share	$11.40	$11.34	$11.02	$11.09	$11.08	1%	3%
Tangible book value per common share(1)	$10.61	$10.54	$10.21	$10.26	$10.23	1%	4%

Loan Originations (in millions)(5):
Total loan originations	$1,646	$1,630	$1,508	$2,011	$2,288	1%	(28)%
Marketplace loans	$1,361	$1,432	$1,182	$1,353	$1,286	(5)%	6%
Loan originations held for investment	$285	$198	$326	$657	$1,002	44%	(72)%
Loan originations held for investment as a % of total loan originations	17%	12%	22%	33%	44%

Servicing Portfolio AUM (in millions)(6):
Total servicing portfolio	$13,437	$14,122	$14,818	$15,669	$16,060	(5)%	(16)%
Loans serviced for others	$8,671	$9,336	$9,601	$10,204	$10,504	(7)%	(17)%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average total assets for the period presented.
(5)    Includes unsecured personal loans and auto loans only.
(6)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$2,228,500	$1,620,262	$795,669	$523,579	$380,028	38%	486%
Loans held for sale at fair value	$550,415	$407,773	$362,789	$250,361	$44,647	35%	N/M
Loans and leases held for investment at amortized cost	$4,505,816	$4,850,302	$5,237,277	$5,533,349	$5,491,938	(7)%	(18)%
Gross allowance for loan and lease losses (1)	$(311,794)	$(355,773)	$(388,156)	$(383,960)	$(368,698)	(12)%	(15)%
Recovery asset value (2)	$52,644	$45,386	$37,661	$28,797	$19,841	16%	165%
Allowance for loan and lease losses	$(259,150)	$(310,387)	$(350,495)	$(355,163)	$(348,857)	(17)%	(26)%
Loans and leases held for investment at amortized cost, net	$4,246,666	$4,539,915	$4,886,782	$5,178,186	$5,143,081	(6)%	(17)%
Loans held for investment at fair value (3)	$427,396	$272,678	$344,417	$430,956	$787,473	57%	(46)%
Total loans and leases held for investment (3)	$4,674,062	$4,812,593	$5,231,199	$5,609,142	$5,930,554	(3)%	(21)%
Whole loans held on balance sheet (4)	$5,224,477	$5,220,366	$5,593,988	$5,859,503	$5,975,201	—%	(13)%
Total assets	$9,244,828	$8,827,463	$8,472,351	$8,342,506	$8,754,018	5%	6%
Total deposits	$7,521,655	$7,333,486	$7,000,263	$6,843,535	$7,218,854	3%	4%
Total liabilities	$7,978,542	$7,575,641	$7,264,132	$7,136,983	$7,563,276	5%	5%
Total equity	$1,266,286	$1,251,822	$1,208,219	$1,205,523	$1,190,742	1%	6%
N/M – Not meaningful
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    In the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amounts have been reclassified to conform to the current period presentation.
(4)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	5.8%	6.4%	6.7%	6.4%	6.4%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	1.9%	1.8%	2.0%	1.9%	2.0%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	6.4%	7.2%	7.4%	7.1%	7.1%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.8%	8.3%	8.2%	7.7%	7.5%
Net charge-offs	$80,483	$82,511	$68,795	$59,884	$49,845
Net charge-off ratio (2)	6.9%	6.6%	5.1%	4.4%	3.8%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	March 31, 2024	December 31, 2023
Unsecured personal	$3,397,853	$3,726,830
Residential mortgages	180,697	183,050
Secured consumer	253,241	250,039
Total consumer loans held for investment	3,831,791	4,159,919
Equipment finance (1)	101,902	110,992
Commercial real estate	376,022	380,322
Commercial and industrial	196,101	199,069
Total commercial loans and leases held for investment	674,025	690,383
Total loans and leases held for investment at amortized cost	4,505,816	4,850,302
Allowance for loan and lease losses	(259,150)	(310,387)
Loans and leases held for investment at amortized cost, net	$4,246,666	$4,539,915
Loans held for investment at fair value (2)	427,396	272,678
Total loans and leases held for investment	$4,674,062	$4,812,593
(1)    Comprised of sales-type leases for equipment.
(2)    In the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amount has been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following table presents the components of the allowance for loan and lease losses:

	March 31, 2024	December 31, 2023
Gross allowance for loan and lease losses (1)	$311,794	$355,773
Recovery asset value (2)	(52,644)	(45,386)
Allowance for loan and lease losses	$259,150	$310,387
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	March 31, 2024			December 31, 2023
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$298,061	$12,326	$310,387	$336,288	$14,207	$350,495
Credit loss expense for loans and leases held for investment	27,686	1,560	29,246	43,227	(824)	42,403
Charge-offs	(89,110)	(1,232)	(90,342)	(88,904)	(1,193)	(90,097)
Recoveries	9,643	216	9,859	7,450	136	7,586
Allowance for loan and lease losses, end of period	$246,280	$12,870	$259,150	$298,061	$12,326	$310,387

	Three Months Ended
	March 31, 2023
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$312,489	$15,363	$327,852
Credit loss expense for loans and leases held for investment	70,684	166	70,850
Charge-offs	(52,212)	(351)	(52,563)
Recoveries	2,585	133	2,718
Allowance for loan and lease losses, end of period	$333,546	$15,311	$348,857

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

March 31, 2024	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$29,852	$24,694	$26,383	$80,929	$—
Residential mortgages	1,171	—	151	1,322	—
Secured consumer	2,332	393	243	2,968	—
Total consumer loans held for investment	$33,355	$25,087	$26,777	$85,219	$—

Equipment finance	$1,461	$—	$—	$1,461	$—
Commercial real estate	4,335	400	4,321	9,056	7,755
Commercial and industrial	1,595	8,518	4,687	14,800	11,185
Total commercial loans and leases held for investment	$7,391	$8,918	$9,008	$25,317	$18,940
Total loans and leases held for investment at amortized cost	$40,746	$34,005	$35,785	$110,536	$18,940

December 31, 2023	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$32,716	$29,556	$30,132	$92,404	$—
Residential mortgages	1,751	—	—	1,751	—
Secured consumer	2,076	635	217	2,928	—
Total consumer loans held for investment	$36,543	$30,191	$30,349	$97,083	$—

Equipment finance	$1,265	$—	$—	$1,265	$—
Commercial real estate	—	3,566	1,618	5,184	4,047
Commercial and industrial	12,261	1,632	1,515	15,408	11,260
Total commercial loans and leases held for investment	$13,526	$5,198	$3,133	$21,857	$15,307
Total loans and leases held for investment at amortized cost	$50,069	$35,389	$33,482	$118,940	$15,307
(1)    Represents loan balances guaranteed by the Small Business Association.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	March 31, 2024	December 31, 2023	March 31, 2023	Q1 2024 vs Q4 2023	Q1 2024 vs Q1 2023
Non-interest income:
Origination fees	$70,079	$76,702	$70,543	(9)%	(1)%
Servicing fees	19,592	17,450	26,380	12%	(26)%
Gain on sales of loans	10,909	11,921	14,125	(8)%	(23)%
Net fair value adjustments	(44,689)	(53,892)	(15,414)	(17)%	190%
Marketplace revenue	55,891	52,181	95,634	7%	(42)%
Other non-interest income	1,909	1,948	3,356	(2)%	(43)%
Total non-interest income	57,800	54,129	98,990	7%	(42)%

Total interest income	207,351	208,319	202,413	—%	2%
Total interest expense	84,463	76,842	55,709	10%	52%
Net interest income	122,888	131,477	146,704	(7)%	(16)%

Total net revenue	180,688	185,606	245,694	(3)%	(26)%

Provision for credit losses	31,927	41,907	70,584	(24)%	(55)%

Non-interest expense:
Compensation and benefits	59,554	58,591	73,307	2%	(19)%
Marketing	24,136	23,465	26,880	3%	(10)%
Equipment and software	12,684	13,190	13,696	(4)%	(7)%
Depreciation and amortization	12,673	11,953	12,354	6%	3%
Professional services	7,091	7,727	9,058	(8)%	(22)%
Occupancy	3,861	3,926	4,310	(2)%	(10)%
Other non-interest expense	12,234	11,163	17,703	10%	(31)%
Total non-interest expense	132,233	130,015	157,308	2%	(16)%

Income before income tax expense	16,528	13,684	17,802	21%	(7)%
Income tax expense	(4,278)	(3,529)	(4,136)	21%	3%
Net income	$12,250	$10,155	$13,666	21%	(10)%

Net income per share:
Basic EPS	$0.11	$0.09	$0.13	22%	(15)%
Diluted EPS	$0.11	$0.09	$0.13	22%	(15)%
Weighted-average common shares – Basic	110,685,796	109,948,785	106,912,139	1%	4%
Weighted-average common shares – Diluted	110,687,380	109,949,371	106,917,770	1%	4%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended March 31, 2024			Three Months Ended December 31, 2023			Three Months Ended March 31, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$1,217,395	$16,503	5.42%	$1,190,539	$16,271	5.47%	$1,220,677	$13,714	4.49%
Securities available for sale at fair value	1,972,561	35,347	7.17%	1,197,625	20,920	6.99%	362,960	3,900	4.30%
Loans held for sale at fair value	467,275	14,699	12.58%	501,850	15,883	12.66%	110,580	5,757	20.83%
Loans and leases held for investment:
Unsecured personal loans	3,518,101	116,055	13.20%	3,890,041	128,190	13.18%	4,066,713	133,687	13.15%
Commercial and other consumer loans	1,115,931	16,338	5.86%	1,126,010	17,033	6.05%	1,175,504	16,780	5.71%
Loans and leases held for investment at amortized cost	4,634,032	132,393	11.43%	5,016,051	145,223	11.58%	5,242,217	150,467	11.48%
Loans held for investment at fair value (3)	256,335	8,409	13.12%	306,636	10,022	13.07%	882,838	28,575	12.95%
Total loans and leases held for investment (3)	4,890,367	140,802	11.52%	5,322,687	155,245	11.67%	6,125,055	179,042	11.69%
Total interest-earning assets	8,547,598	207,351	9.70%	8,212,701	208,319	10.15%	7,819,272	202,413	10.35%

Cash and due from banks and restricted cash	58,440			63,181			71,878
Allowance for loan and lease losses	(291,168)			(334,711)			(338,359)
Other non-interest earning assets	631,468			659,995			666,650
Total assets	$8,946,338			$8,601,166			$8,219,441

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,054,614	$9,410	3.59%	$1,081,875	$9,593	3.52%	$1,633,691	$7,568	1.88%
Savings accounts and certificates of deposit	6,069,942	74,553	4.94%	5,720,058	66,660	4.62%	4,747,478	45,705	3.90%
Interest-bearing deposits	7,124,556	83,963	4.74%	6,801,933	76,253	4.45%	6,381,169	53,273	3.39%
Other interest-bearing liabilities (3)	26,571	500	7.53%	24,180	589	9.74%	154,045	2,436	6.33%
Total interest-bearing liabilities	7,151,127	84,463	4.75%	6,826,113	76,842	4.47%	6,535,214	55,709	3.46%

Non-interest bearing deposits	317,430			314,822			241,954
Other liabilities	220,544			238,806			263,868
Total liabilities	$7,689,101			$7,379,741			$7,041,036

Total equity	$1,257,237			$1,221,425			$1,178,405
Total liabilities and equity	$8,946,338			$8,601,166			$8,219,441

Interest rate spread			4.95%			5.68%			6.90%

Net interest income and net interest margin		$122,888	5.75%		$131,477	6.40%		$146,704	7.50%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    In the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Other interest-bearing liabilities.” Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Cash and due from banks	$15,930	$14,993
Interest-bearing deposits in banks	1,050,349	1,237,511
Total cash and cash equivalents	1,066,279	1,252,504
Restricted cash	36,081	41,644
Securities available for sale at fair value ($2,284,550 and $1,663,990 at amortized cost, respectively)	2,228,500	1,620,262
Loans held for sale at fair value	550,415	407,773
Loans and leases held for investment	4,505,816	4,850,302
Allowance for loan and lease losses	(259,150)	(310,387)
Loans and leases held for investment, net	4,246,666	4,539,915
Loans held for investment at fair value (1)	427,396	272,678
Property, equipment and software, net	163,632	161,517
Goodwill	75,717	75,717
Other assets	450,142	455,453
Total assets	$9,244,828	$8,827,463
Liabilities and Equity
Deposits:
Interest-bearing	$7,214,029	$7,001,680
Noninterest-bearing	307,626	331,806
Total deposits	7,521,655	7,333,486
Borrowings (1)	262,550	19,354
Other liabilities	194,337	222,801
Total liabilities	7,978,542	7,575,641
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 111,120,415 and 110,410,602 shares issued and outstanding, respectively	1,111	1,104
Additional paid-in capital	1,678,928	1,669,828
Accumulated deficit	(376,556)	(388,806)
Accumulated other comprehensive loss	(37,197)	(30,304)
Total equity	1,266,286	1,251,822
Total liabilities and equity	$9,244,828	$8,827,463
(1)    In the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Borrowings.” Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP Net income	$12,250	$10,155	$5,008	$10,110	$13,666
Less: Provision for credit losses	(31,927)	(41,907)	(64,479)	(66,595)	(70,584)
Less: Income tax expense	(4,278)	(3,529)	(3,327)	(4,686)	(4,136)
Pre-provision net revenue	$48,455	$55,591	$72,814	$81,391	$88,386

	For the three months ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Non-interest income	$57,800	$54,129	$63,844	$85,818	$98,990
Net interest income	122,888	131,477	137,005	146,652	146,704
Total net revenue	180,688	185,606	200,849	232,470	245,694
Non-interest expense	(132,233)	(130,015)	(128,035)	(151,079)	(157,308)
Pre-provision net revenue	48,455	55,591	72,814	81,391	88,386
Provision for credit losses	(31,927)	(41,907)	(64,479)	(66,595)	(70,584)
Income before income tax expense	16,528	13,684	8,335	14,796	17,802
Income tax expense	(4,278)	(3,529)	(3,327)	(4,686)	(4,136)
GAAP Net income	$12,250	$10,155	$5,008	$10,110	$13,666

Tangible Book Value Per Common Share

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP common equity	$1,266,286	$1,251,822	$1,208,219	$1,205,523	$1,190,742
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(11,165)	(12,135)	(13,151)	(14,167)	(15,201)
Tangible common equity	$1,179,404	$1,163,970	$1,119,351	$1,115,639	$1,099,824

Book value per common share
GAAP common equity	$1,266,286	$1,251,822	$1,208,219	$1,205,523	$1,190,742
Common shares issued and outstanding	111,120,415	110,410,602	109,648,769	108,694,120	107,460,734
Book value per common share	$11.40	$11.34	$11.02	$11.09	$11.08

Tangible book value per common share
Tangible common equity	$1,179,404	$1,163,970	$1,119,351	$1,115,639	$1,099,824
Common shares issued and outstanding	111,120,415	110,410,602	109,648,769	108,694,120	107,460,734
Tangible book value per common share	$10.61	$10.54	$10.21	$10.26	$10.23